Exhibit 23
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the AES Corporation's Registration Statement No.'s 33-49262, 333-26225, 333-28883, 333-28885,
333-38535, 333-30352, 333-57482, 333-66954, 333-66952, 333-84008, 333-8357,
333-82306, 333-97707 on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statement No.'s 333-81953, 333-83767, 333-37924, 333-38924,
333-40870, 333-44698, 333-46564 on Form S-3/A, and Registration Statement No. 333-45916 on Form S-4/A of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of the Employees' Thrift Plan of Indianapolis Power & Light Company for the year ended December 31, 2002.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, IN
June 27, 2003